Exhibit 5.1




                                   July 21, 1995


Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas 75206

 Dear Sirs:

       This opinion is delivered in connection with the Registration Statement (as amended, the "Registration Statement") on Form S-3 (No. 33-59567) filed with the Securities and Exchange Commission by Triton Energy Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to 3,920,102 shares of the Company's common stock, par value $1.00 per share (the "Shares"), issuable pursuant to the Company's Amended and Restated 1992 Stock Option Plan and Amended and Restated 1986 Convertible Debenture Plan.

         I am familiar with the Certificate of Incorporation and Bylaws of the Company, each as amended to date. In addition, I have examined such corporate records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinions set forth herein.

       Based upon the foregoing, subject to the qualifications and limitations stated herein, and limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the laws of the United States of America, I am of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable.

      I am a member of the bar of the State of Texas and any opinion herein as to the laws of the State of Delaware is based upon the latest generally available compilation of the statutes and case law of such state.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                   Very truly yours,


                                   /s/Robert B. Holland, III
                                   Robert B. Holland, III




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